Exhibit 10.5

CBS SECURITY AGREEMENT

This CBS Security Agreement (the “Security Agreement”) is entered into on June 22, 2010 (the “Effective Date”) by and between Computerized Bookmaking Systems, Inc. (the “Grantor”), a Nevada corporation, and Alpine Advisors LLC (the “Lender” or the “Secured Party”), a Nevada limited liability company (individually, Grantor and Secured Party may be referred to as a “party” or collectively as the “parties”).

RECITALS

WHEREAS, Grantor is a wholly owned subsidiary of American Wagering, Inc. (“Borrower”), which entered into a Loan Agreement dated as of June 22, 2010 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined or used in the Loan Agreement), with Secured Party, pursuant to which, among other things, Secured Party has agreed, in its sole discretion, to make loans to Borrower upon the terms and subject to the conditions specified in the Loan Agreement;

WHEREAS, in order to secure all Obligations, Grantor has agreed to execute and deliver to Secured Party a security agreement in substantially the form hereof;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Grant of Security Interest.

a)              To secure the payment or performance, as the case may be, in full of the Obligations, whether at stated maturity, by acceleration or otherwise, Grantor hereby grants to Secured Party a first priority and exclusive Lien upon the collateral described in paragraph c) below (the “Collateral”).  As used herein, the term Lien” shall mean any security interest, mortgage, lien, encumbrance or adverse claim, and any financing statement or similar document filed in respect of same.

b)             [reserved]

c)              The Collateral is described as follows:  all of Grantor’s right, title, and interest in and to all present and future (i) accounts, accounts receivable, and other receivables of Grantor, arising out of or in connection with the sale or lease of goods by Grantor, the rendering of services by Grantor, and the licensing of software or other intellectual property by Grantor, whether or not earned by performance; (ii) chattel paper (whether tangible or electronic) arising out of or in connection with the sale or lease of goods by Grantor, the rendering of services by Grantor, and the licensing of software or other intellectual property by Grantor; (iii) all contract rights, including without limitation all rights under or with respect to all Equipment Purchase and Software License Agreements, all purchase orders, contracts or other agreements relating to the sale, lease and/or maintenance of equipment or the license and/or maintenance of software, and all other contracts evidencing, securing or otherwise relating to any of the foregoing; (iv) all books and records and other general intangibles relating to or in connection with the foregoing; (v) all supporting obligations relating to any of the foregoing; (vi) all deposit accounts; and (vii) all proceeds of all of the foregoing.  Such security interest constitutes a valid security interest in the Collateral.  Grantor shall take such action, or authorizes Secured Party at Grantor’s sole expense, to file one or more financing statements (X) describing the Collateral and (Y) containing any other information required by part 5 of Article 9 of the Uniform Commercial Code as in effect in any jurisdiction (the “UCC”) for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, in any and all jurisdictions where, and with any and all governmental authorities with whom, Secured Party deems such filing to be necessary or appropriate to perfect and establish the priority of the Liens granted herein (including any amendments, modifications, extensions, or renewals thereof) including, without limitation, the Secretary of State of the State of Nevada.  Grantor agrees to furnish any such information to Secured Party promptly upon request.  Grantor agrees to cooperate fully with Lender in establishing and maintaining Secured Party’s perfection of Secured Party’s security interest in the Collateral. Grantor also ratifies its authorization for Secured Party to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

2.               Grantor Remains Liable.  Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligations or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement or the Loan Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.               Use of Collateral.  For so long as no Event of Default shall have occurred and be continuing, Grantor shall be entitled to use and possess the Collateral, subject to the rights, remedies, powers, and privileges of Secured Party under this Agreement.

4.               Representations and Warranties of Grantor.  Grantor hereby represents and warrants to Secured Party that:

a)              Grantor has full right, power, and authority to enter into this Security Agreement, without the consent, approval, authorization of, or notice to, any other person or entity, including any governmental entity or regulatory authority;

b)             Grantor has good and marketable title to the Collateral free and clear of any Lien, except for the Liens in favor of Secured Party. Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for the Liens in favor of Secured Party.

c)              Grantor is duly organized and validly existing as a corporation under the laws of the State of Nevada, and is in good standing as a corporation; Grantor has no organizational number; Grantor’s exact legal name is Computerized Bookmaking Systems, Inc.

d)             The execution, delivery, and performance of this Security Agreement and compliance with the terms, conditions and provisions hereof are not prohibited or restricted under Grantor’s Articles of Incorporation or Bylaws.  The execution, delivery, and performance of this Agreement and the transactions contemplated hereby (i) do not conflict with or result in any breach or contravention of any applicable law, regulation, judicial order, or decree to which Grantor is subject, (ii) will not result in the existence or imposition of any Lien nor obligate Grantor to create any Lien (other than the Lien in favor of Secured Party) in favor of any person or entity over all or any of its assets, and (iii) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage, or indenture to which Grantor is a party or subject, or to which any of its assets are subject;

e)              Grantor has the requisite corporate power and authority and is duly authorized to execute and deliver this Security Agreement and perform the Obligation.  This Security Agreement has been duly executed and delivered by Grantor and constitutes a valid and legally binding obligation of Grantor, enforceable in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws relating to or affecting generally the enforcement of creditors’ rights and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law);

f)                The security interest granted hereby in and to the Collateral constitutes a present, valid, binding, and enforceable security interest as collateral security for the Obligation; and

g)             Grantor is a wholly-owned direct subsidiary of Borrower; Grantor and Borrower share an identity of interests as members of a combined group of companies; and Grantor will derive substantial direct and indirect benefits from the making of the loans to Borrower Companies by Secured Party.

5.               Covenants of Grantor.  For as long as the Obligation from Borrower to Lender remains outstanding under the Loan Agreement, Grantor hereby covenants:

a)              Grantor agrees that without the prior written consent of Secured Party it will not sell, pledge, or otherwise dispose of any Collateral now or in the future owned by Grantor or permit or suffer to exist any Lien or encumbrance to exist on any Collateral or on any of Grantor’s present or future inventory in favor of any person other than Secured Party, or create or assume any obligation for borrowed money, except for borrowings from Secured Party.

b)             Grantor will at all times keep accurate and complete records of the Collateral, and Secured Party, or any of its agents, shall have the right at all reasonable times to examine, inspect, and make extracts from Grantor’s books and records, to discuss Grantor’s affairs with the officers of Grantor and its independent accountants, and to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including by contacting account debtors or others obligated with respect to Collateral or by other methods.  Grantor will provide to Secured Party periodic ageings of all accounts and other receivables, including the name of each account debtor, the amount owed by each such account debtor, the due dates of the accounts and other receivables, the related invoice numbers and if requested by Secured Party copies thereof.  Such ageings shall be in form and substance satisfactory to Secured Party and shall be delivered to Secured Party on the date hereof and thereafter monthly, within 5 days after the end of each month, and, after the occurrence of a Default or an Event of Default, whenever Secured Party requests.

c)              Grantor agrees to deliver to Secured Party when requested, and in any event not less frequently than once each per month, a balance sheet, profit and loss statement, and reconcilement of surplus of Grantor.

d)             Grantor represents and warrants to Secured Party that all financial statements furnished to Secured Party have and will accurately reflect the financial condition and operations of Grantor at the times and for the periods indicated in those statements.

e)              With respect to any Collateral held by Secured Party as security for the liabilities, Grantor assents to all extensions or postponements of the time of payment or any other indulgence in connection with the Collateral, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments on the Collateral and the settlement, compromise, or adjustment of them, all in such manner and at such time or times as Secured Party shall deem advisable. Secured Party shall have no duty as to the collection or protection of Collateral or any income from the Collateral, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining to the Collateral, beyond the safe custody of Collateral in the possession of Secured Party.  Secured Party shall not be deemed to have waived any of its rights in any Collateral unless the waiver be in writing and no delay or omission by Secured Party in exercising any right shall operate as a waiver of that right or of any other right. Secured Party shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code.

f)                Grantor agrees, from time to time at its expense, to execute, deliver, file, and record all such notices, affidavits, assignments, financing statements, and other instruments, and take all further action, as shall in the judgment of Secured Party be necessary or as Secured Party may reasonably request, to evidence, perfect and protect the Lien of Secured Party in the Collateral, and Secured Party shall also have the right to notify any person or persons owing any receivable and to demand and receive payment of it directly to Secured Party, but Secured Party shall have no duty so to do.

g)             Grantor shall pay or cause to be paid promptly all taxes and assessments on the Collateral when due.

h)             Grantor shall not change its type of organization, jurisdiction of organization or other legal structure. Without providing at least 30 days prior written notice to Secured Party, Grantor shall not change its name.  If Grantor obtains an organizational identification number after the date hereof, Grantor shall forthwith notify Secured Party of such organizational identification number.

i)                 If Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper constituting Collateral, Grantor shall, forthwith after the occurrence of a Default or Event of Default and upon Secured Party’s request before the occurrence of a Default or Event of Default if Secured Party deems itself insecure, endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify and with respect to any such Collateral in the possession or control of Secured Party, Grantor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1) and 9-207(c)(2) of the Uniform Commercial Code as in effect in the State of Nevada from time to time (the “NVUCC”).

j)                 For each deposit account that Grantor at any time opens or maintains, Grantor shall, forthwith after the occurrence of a Default or Event of Default and at Secured Party’s request before the occurrence of a Default or Event of Default if Secured Party deems itself insecure, either (i) cause the depositary bank to enter into a written agreement or other authenticated record with Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such depositary bank shall agree, among other things, to comply at any time with instructions from Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Grantor, or (ii) arrange for Secured Party to become the customer of the depositary bank with respect to the deposit account.  The foregoing provisions of this section shall not apply to deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Grantor’s salaried employees. With respect to any deposit accounts, rights arising under deposit accounts or proceeds thereof in the possession or within the control of Secured Party, Grantor waives any restriction or obligation imposed on Secured Party by Sections 9-207(c)(1), 9-207(c)(2) and 9-208 of the NVUCC.

k)              Grantor shall not, without Secured Party’s prior written consent, grant any extension of the time of payment of any of the Collateral consisting of accounts, chattel paper, instruments or payment intangibles, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any obligor liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its good faith business judgment.

l)                 Grantor, at its sole cost and expense, shall maintain or cause to be maintained insurance with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that Grantor shall not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Secured Party.  Without limiting the foregoing, Grantor shall (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property; (ii) maintain all such workers’ compensation or similar insurance as may be required by law; and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of Grantor; business interruption insurance; and product liability insurance.

6.               Confidentiality of CBS Related Contracts.  Grantor provides confidentiality to certain of its account debtors to protect the physical contracts as well as the information contained therein.  Secured Party acknowledges and agrees that pursuant to the terms of this Security Agreement the security interest in Grantor’s contracts does not extend to the examining or possessing the actual agreements unless an Event of Default occurs.  However, nothing in this section in any way alters Grantor’s obligation to provide ageings of its accounts and other receivables required pursuant to Section 5(b) above.

7.               Expenses. Grantor agrees to pay to Secured Party on demand all expenses, including reasonable attorney’s fees, incurred by Secured Party in protecting or enforcing its rights in the Collateral.

8.               Secured Party’s Obligations and Duties.  Anything herein to the contrary notwithstanding, Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Grantor thereunder.  Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times.  Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NVUCC or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

9.               Continuing Obligation.  The liability of Grantor and the Lien created under this Agreement shall be absolute and unconditional irrespective of:  (i) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any other Loan Document, including any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise; (ii) any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset thereagainst, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations; (iii) any exercise or failure to exercise any rights against Borrower or others (including Grantor); (iv) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any Obligation (whether due or not) of Borrower to creditors of Borrower other than Grantor; (v) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of Borrower; (vi) any change, restructuring or termination of the existence of Borrower; or (vii) any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Agreement and/or obligations of Grantor hereunder, or a defense to, or discharge of, Borrower or any other person or party relating to this Agreement or the obligations of Grantor hereunder or otherwise with respect to the Loans to Borrower.

10.         Appointment and Powers of Secured Party.

a)              Grantor hereby irrevocably constitutes and appoints Secured Party and any member, director, officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Secured Party’s own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

i)                 upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, license, lease, otherwise dispose of, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the NVUCC and as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do at Grantor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do, including, without limitation:  (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and (ii) executing, delivering and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

ii)              to the extent that Grantor’s authorization given in Section 1 above is not sufficient, to file such financing statements with respect hereto, with or without Grantor’s signature, or a photocopy of this Security Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require Grantor’s signature.

b)             To the extent permitted by law, Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section.  This power of attorney is a power coupled with an interest and is irrevocable.

c)              The powers conferred on Secured Party, its members, directors, officers and agents pursuant to this Section are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers.  Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.

11.         Rights and Remedies of Secured Party.  Upon the occurrence of an Event of Default, Secured Party may exercise any one or more of the following rights and remedies:

a)              Without demand, notice or legal process of any kind, declare this Security Agreement to be in default;

b)             Have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, all of the rights and remedies provided to a secured party with respect to the Collateral under the NVUCC or the UCC of any other jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  Secured Party may in its discretion require Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Grantor’s principal office(s) or at such other locations as Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Grantor at least 10 days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Grantor hereby acknowledges that 10 days prior written notice of such sale or sales shall be reasonable notice.  In addition, Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. The provisions of Section 9-209 of the NVUCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor.

c)              Pursue any other rights or remedies available to Secured Party at law or in equity including recovery of all costs of collection incurred by Secured Party due to the Event of Default, including, without limitation, reasonable attorneys’ fees and expenses;

d)             Notification to Account Debtors and Other Persons Obligated on Collateral.  At the request of Secured Party, notify account debtors and other persons obligated on any of the Collateral of the Lien of Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party, or to the Lock Box established pursuant to Section 11(e) below or to any other financial institution designated by Secured Party as Secured Party’s agent therefor, and Secured Party may itself, without notice to or demand upon Grantor, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Grantor as trustee for Secured Party without commingling the same with other funds of Grantor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments.  Secured Party may apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Secured Party to the Obligations or hold such proceeds as additional Collateral, at the option of Secured Party. The provisions of Section 9-209 of the NVUCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor or other person obligation on the Collateral; and

e)              Lock Box.  Cause that all collections and proceeds of Collateral shall be made to a lock box and remitted in kind to Secured Party.  Grantor hereby confirms to Secured Party that a post office box (the “Lock Box”) under the sole dominion and control of Secured Party shall be established by Grantor and that Wells Fargo Bank, N.A. (“Bank”) or another bank selected by Secured Party shall have access to the items deposited in the Lock Box from time to time.  Grantor agrees and acknowledges that the Lock Box is for the purpose of receiving all checks and other forms of payment, amounts and cash from all account debtors and other persons and entities and third party payors and obligors of Grantor relating to the Collateral.  Grantor hereby confirms to Secured Party that upon the written request of Secured Party, a special, separate account number (the “Lock Box Account”) under the sole dominion and control of Secured Party will be established solely for the purpose of (i) depositing checks and all other forms of payment, amounts and cash received relating to the Collateral in the Lock Box, and (ii) receiving electronic fund transfers from the CBS Payors.  All fees, costs and expenses charged by Bank for the Lock Box and the Lock Box Account shall be in accordance with Bank’s customary practices and shall be payable by Grantor.  Secured Party shall not bear any responsibility for such amounts.

12.         Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or to postpone any such disposition pending any such preparation; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to disclaim disposition warranties; (j) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (k) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral.  Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to Grantor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

13.         Waiver.  Grantor, except as otherwise specifically set forth herein, for itself and for its successors, transferees, and assigns, hereby irrevocably waives diligence, presentment, and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever in connection with this Agreement, the other Loan Documents, and the Collateral and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of redemption or cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by Secured Party or any successor or assignee of Secured Party in respect of this Agreement, the other Loan Documents, or the Collateral. Grantor hereby agrees that this Agreement, the other Loan Documents, and the Collateral, and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Secured Party without in any way affecting or diminishing Grantor’s liabilities hereunder.

14.         Survival of Agreement.  All covenants, agreements, representations and warranties made by Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement shall be considered to have been relied upon by Secured Party and shall survive the execution and delivery of this Security Agreement, the Loan Agreement and the advance of all extensions of credit contemplated thereby, regardless of any investigation made by Secured Party, and shall continue in full force and effect until this Security Agreement shall terminate (or thereafter to the extent provided herein).

15.         Notices.  Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier) and, mailed, telecopied, cabled, couriered or delivered by hand to Grantor or to Secured Party, as the case may be, in each case addressed to it at its address set forth below the name of such party on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall, when mailed, be effective three days after being deposited in the mails, when telecopied or cabled, be effective when telecopied or delivered to the cable company, respectively, and when couriered or delivered by hand, be effective when received; except that notices and other communications to Secured Party shall not be effective until received by Secured Party.

16.         General provisions.

a)              This agreement shall be governed by and construed in accordance with the laws of the State of Nevada in all respects, including matters of construction, validity and performance, shall inure to the benefit of Secured Party, its successors, and assigns and to any other holder who derives from Secured Party title to or an interest in any liabilities, and shall be binding upon Grantor and the heirs, executors, administrators, successors, and assigns of Grantor except that Grantor shall have no right to delegate, assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

b)             This Security Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which shall collectively and separately constitute one and the same agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Security Agreement shall be effective as delivery of an original executed counterpart thereof.

c)              The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof.

d)             The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

e)              In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

f)                No failure or delay of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of Secured Party hereunder and of Secured Party under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have.  No amendment of this Security Agreement, and no waiver of any provisions of this Security

Agreement or consent to any departure by Grantor therefrom, shall in any event be effective except pursuant to a writing entered into by Secured Party and Grantor, and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

IN WITNESS WHEREOF, intending to be legally bound, Grantor has caused this Security Agreement to be duly executed as of the date first above written.

American Wagering, Inc.

By:	/s/ Victor Salerno
Victor Salerno
Chief Executive Officer

Address:	675 Grier Drive
Las Vegas, Nevada 89119
Attention:	General Counsel
Telecopier No.:	(702) 735-0142

Accepted and Agreed:

Alpine Advisors LLC,
as Secured Party

By:	/s/ Don R. Kornstein
Don R. Kornstein
Managing Member

Address:	825 Lakeshore Blvd
Incline Village, Nevada 89119
Attention:	Don R. Kornstein
Telecopier No.:	(702) 831-3229